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                                                                    Exhibit 10.3

AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement"), dated as of August 28, 2001, by and between MEDIALINK WORLDWIDE INCORPORATED, a Delaware corporation with offices at 708 Third Avenue, New York, New York 10017 (the "Corporation"), and J. GRAEME MCWHIRTER, an individual residing at 22 Eglantine Avenue, Pennington, New Jersey (the "Employee").

                              W I T N E S S E T H:

         WHEREAS, the Corporation desires to continue the services of the Employee upon the terms and conditions hereinafter set forth; and

         WHEREAS, the Employee desires to render services to the Corporation upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, the parties mutually agree as follows:

         Section 1. Employment. The Corporation hereby employs the Employee and the Employee on the Effective Date accepts such employment, as an executive of the Corporation, subject to the terms and conditions set forth in this Agreement.

         Section 2. Duties. The Employee shall be employed as Executive Vice President of the Corporation and may be elected to such other offices of the Corporation as the Board of Directors shall determine. For so long as the Employee shall be employed by the Corporation, he shall be nominated to the Board of Directors of the Corporation. The Employee shall properly perform such duties as may be assigned to him from time to time by the Corporation's Chief Executive Officer or the Board of Directors of the Corporation, as the case may be. If requested by the Corporation, the Employee shall serve on any committee of the Board of Directors without additional compensation. During the term of this Agreement, the Employee shall devote all of his available business time to the performance of his duties hereunder unless otherwise authorized by the Board of Directors. The Employee's duties shall be performed in the New York Metropolitan area which shall include Westchester County, northern New Jersey or southwestern Connecticut ("New York Metropolitan Area"). The Corporation cannot require the Employee to relocate beyond the New York Metropolitan Area.
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         Section 3. Term of Employment. The term of the Employee's employment shall continue as of the date hereof (the "Effective Date") and shall be automatically renewed each December 31 unless either party gives the other party written notice of termination within one-hundred and eighty (180) days prior to the end of the calendar year (the "Term").

         Section 4. Compensation of Employee.



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                  4.1. Compensation. The Corporation shall pay to the Employee as annual compensation for his services hereunder a base salary ("Salary") in an amount equal to Two Hundred and Eighty Thousand ($280,000) Dollars. The Salary shall be reviewed every June 1st for merit increases and shall in all events be increased each June 1st by the percentage increase, if any, in the Consumer Price Index, as defined herein, for the most recent calendar month for which the Consumer Price Index has been published over the Consumer Price Index for the same calendar month in the immediately preceding year. As used herein, the "Consumer Price Index" shall mean the Consumer Price Index for All Urban Consumers, New York - Northeastern New Jersey area (1982-84=100) issued by the Bureau of Labor Statistics of the United States Department of Labor; provided that in the event the Consumer Price Index shall hereafter be converted to a different standard reference base or otherwise revised, the determination of the salary increase shall be made with the use of such conversion factor, formula or table for converting the Consumer Price Index as may be published by the Bureau of Labor Statistics. The Salary shall be payable bi- weekly less such deductions as shall be required to be withheld by applicable law and regulations. The Employee shall be eligible to participate in the Corporation's Bonus Plan. Such Bonus shall be determined by the Corporation's Compensation Committee. Notwithstanding the foregoing, the minimum annual Bonus potential shall be 25% of the Employee's Salary; provided, however, that Employee shall only be entitled to receive such Bonus in the event the Company attains the annual goals set by the Compensation Committee. The goals set by the Compensation Committee shall be consistent with the goals set by the Compensation Committee in prior years.

                  4.2. Deferral of Compensation. Notwithstanding anything to the contrary provided in this Agreement, the Employee may elect, at his sole option and discretion, to defer the payment of any portion of his Salary or bonus (the "Deferral Option"). The following provisions shall apply with respect to the Deferral Option:

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                           (a) If the Employee wishes to defer a portion of his
compensation for any calendar year during the Term, the Employee shall give written notice thereof to the Corporation not later than fifteen (15) days prior to the commencement of such year (the "Deferral Notice"). If pursuant to a Deferral Notice, the Employee exercises the Deferral Option for any year during the Term, the deferred amount will not be paid to the Employee in accordance with the provisions of Section 4.1, but, as of the date on which such payment would otherwise have been made under Section 4.1, the amount thereof will be deemed contributed to and to be and become a part of the Deferred Compensation Account, as hereinafter defined, and all of the relevant provisions of this
Section 4.2 shall apply with respect thereto.

                           (b) The Corporation shall establish a "Deferred
Compensation Account" for the benefit of the Employee. During the Term, the Corporation shall deposit the Employee's deferred compensation in the Deferred Compensation Account, which shall be in the form of a money market account, certificate of deposit or similar instrument, stocks, whether common, preferred or otherwise, bonds and other securities or mutual funds (collectively, "Investment Funds"), pursuant to the Deferral Notice and as directed by the Employee.



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                           (c) All interest, dividends, gains, losses and other
additions or returns thereon shall be credited to the Employee's Deferred Compensation Account. In the event a separate Investment Fund is not maintained for the accrued amount in the Deferred Compensation Account, then interest shall be credited at a rate equal to the prime rate, from time to time at the end of each quarter, to such extent.

                           (d) The amount of the Deferred Compensation Account
shall be paid to the Employee upon his reaching the earlier of age of sixty-five
(65) or the Corporation's normal retirement age, if any, if the Employee has terminated his employment with the Corporation. Upon such event, five (5%) percent of the then value of the Deferred Compensation Account shall be paid to the Employee each quarter until the Employee has received all of the value of such Account. In the event of a Change of Control, as hereinafter defined, the proceeds of the Deferred Compensation Account shall be immediately paid to the Employee.

                           (e) The Employee's exercise of, or failure to
exercise, his rights under this Section 4.2 for any calendar year, shall not affect the Employee's right to exercise his rights with respect to any other calendar year.

                           (f) It is the intention of the parties that all
Deferred Compensation hereunder shall constitute an unfunded arrangement for purposes of Title I of the Employee Retirement Income Security Act of 1974 and all rights created pursuant to this Agreement with respect to the Deferred Compensation shall be an unsecured contractual right of the Employee, his estate and his beneficiaries against the Corporation. The Employee acknowledges that any assets the Corporation invests are intended to provide the Corporation with a source of funds to assist it in meeting its liabilities under this Agreement and that the assets in the separate funds are subject to the claims of the Corporation's general creditors under Federal and state law in the event of insolvency.


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                  4.3. Expenses. The Corporation shall pay or reimburse the
Employee for all reasonable and necessary business, travel or other expenses incurred by him in the course of his duties with the prior consent of the Corporation, upon proper documentation thereof. The Corporation's obligation to pay or reimburse out-of-pocket expenses actually incurred by the Employee during the Consulting Term, as hereinafter defined, is conditioned on the Corporation's prior approval of such expenses.

                  4.4. Benefits. During the term of this Agreement, the Employee shall be entitled to participate in such pension, profit sharing, group insurance, option plans, hospitalization, group health benefit plans and all other benefits and plans as the Corporation provides to its employees. In addition, the Corporation shall provide the Employee an automobile allowance of Six Hundred ($600) Dollars per month during the Term. The Corporation shall pay all premiums on and otherwise continue during the Term to maintain a split-dollar life insurance policy on the life of the Employee in an amount at least equal to Two Million ($2,000,000) Dollars. Benefits under such policy shall be payable to the Employee's estate or a beneficiary designated by him, provided that the Employee shall collaterally assign the policy to the Corporation to the extent of the premiums paid by the Corporation. The Employee shall cooperate in obtaining such policy including submitting to a physical examination if required by the insurer. Notwithstanding the foregoing, the Corporation shall not be obligated to continue to maintain the policy in the event the Employee is uninsurable or can only be insured with the payment of a special premium or upon the termination of the Employee's employment for any reason.


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                  4.5. Relocation. In the event the Employee is asked to
relocate outside the New York Metropolitan Area, as such term is defined in
Section 2, the Corporation will negotiate an appropriate relocation package for the Employee. Nothing contained herein shall require the Employee to agree to such relocation.

                  4.6. Discretionary Payments. Nothing herein shall preclude the Corporation from paying the Employee such additional bonuses or other compensation, as the Board of Directors, in its discretion, may authorize from time to time.

                  4.7. Stock Options. Upon the death or Disability, as hereinafter defined, of the Employee or in the event the Employee is terminated without cause or as a result of a Change in Control, as hereinafter defined, all stock options granted to the Employee, under the Corporation's Amended and Restated Stock Option Plan, including non-vested options, shall automatically become vested and immediately exercisable.

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         Section 5. Termination.

                  5.1. Termination of Employment. This Agreement shall terminate upon the death, Disability, termination of employment of the Employee For Cause, as hereinafter defined, termination of the employment of Employee without cause or because Employee wrongfully leaves his employment hereunder.

                  5.2. Termination For Cause. In the event of a termination For Cause or because Employee wrongfully leaves his employment hereunder, the Corporation shall pay Employee all accrued and unpaid Salary and vacation through the date of termination.

                  5.3. Termination Without Cause. In the event of a termination without cause or in the event either party gives the other party written notice of termination pursuant to Section 3, the Employee shall be entitled to continue to participate in the hospitalization, group health benefit and disability plans of the Corporation on the same terms and conditions as immediately prior to his termination and shall continue to receive his Salary for the balance of the Term. In the event the Employee does not elect to be engaged by the Corporation as a consultant in accordance with the provisions of Section 8 of this Agreement, the Employee shall be entitled to receive his Salary for a period of twelve (12) months from the date of termination of employment, notwithstanding that the balance of the Term may be less than twelve (12) months. The termination of employment due to the failure of the Employee to relocate shall be deemed a termination without cause. Upon termination without cause, the provisions of Section 8 of this Agreement shall apply. In the event the Corporation terminates the employment of Employee hereunder without cause, Employee shall be entitled to receive the amounts provided in this Section 5.3 regardless of whether Employee obtains, or attempts to obtain, subsequent employment.

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                  5.4. Termination Upon Death. In the event of a termination upon the death of Employee, the Corporation shall pay to any person designated by the Employee in writing or, if no such person is designated, to his estate, the Salary which would otherwise be payable to the Employee for the balance of the remaining term of this Agreement from the date of such death. In addition, the Corporation shall pay for eighteen (18) months from the date of death, on behalf of the Employee's surviving dependents, the COBRA insurance premiums of such dependents. No provisions of this Agreement shall limit any of the Employee's rights under any insurance, pensions or other benefit programs of the Corporation for which the Employee shall be eligible at the time of such death.

                  5.5. Termination Upon Disability. In the event of a termination upon the Disability of Employee, the Corporation shall pay to the Employee or any person designated by the Employee an amount equal to Disability Payment, as herein defined, for the balance of the Term. The Disability Payment shall be an amount equal to the Salary which would otherwise be payable to Employee, less any monies received by Employee or any person designated by the Employee pursuant to disability income policies maintained by the Corporation on behalf of the Employee. Upon termination upon Disability, the provisions of
Section 9 shall apply. In addition, the Corporation shall pay for eighteen (18) months from the date of Disability, the COBRA insurance premiums of the Employee and his dependents.

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                  5.6. Voluntary Termination of Employment Agreement Prior to
the Expiration of the Term. In the event (i) there is a change of a majority of the members of the Board of Directors in any three (3) month period; or (ii) the Board imposes two or more changes in the senior management team of the Corporation over the objection of the remaining senior managers; or (iii) the Board makes a change in the then core business of the Corporation over the objection of the senior management team; or (iv) the Corporation effects a substantial acquisition, disposition or business combination over the objection of senior management; or (v) the Corporation materially breaches any of the material terms of this Agreement, including, without limitation, a reduction of the Employee's Salary, then the Employee shall have the right to voluntarily terminate this Agreement by giving written notice ("Notice") to the Board of Directors of the Corporation of his desire to terminate his employment. Upon receipt of such Notice, the Board shall appoint one of its members to meet with the Employee and attempt to reach a resolution of such differences. If such differences are not resolved to Employee's satisfaction within thirty (30) days of such Notice ("Irreconcilable Differences"), then the Employee may send a further notice (the "Termination Notice") to the Board of the Corporation terminating his employment. In such event, the provisions of Section 8 of this Agreement shall apply.

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                  5.7. Definition of "For Cause". As used herein, the term "For
Cause" shall mean (i) Employee's indictment, plea or conviction in a court of law of any crime or offense involving willful misappropriation of money or other property or any other crime involving moral turpitude which constitutes a felony, whether or not involving the Corporation; (ii) disobedience of a material directive, other than a directive to relocate to an office of the Corporation more than fifty (50) miles from the office where Employee is employed pursuant to this Agreement, from the Chief Executive Officer or Board of Directors of the Corporation consistent with Employee's duties hereunder;
(iii) Employee's habitual drunkenness or habitual use of illegal substances; or
(iv) breach of his responsibilities under this Agreement. With respect to (i) above, in the event of Employee's indictment, the Employee shall receive his Salary for the balance of the Term unless convicted or he enters a plea of guilty.

         Section 6. Disability.

                  6.1. Definition. In the event the Employee is mentally or physically incapable or unable to perform his regular and customary duties of employment with the Corporation for a period of ninety (90) days in any one hundred twenty (120) day period during the Term, the Employee shall be deemed to be suffering from a "Disability".

                  6.2. Payment During Disability. In the event the Employee is unable to perform his duties hereunder by reason of a disability, which disability does not constitute a Disability, the Corporation shall continue to pay the Employee his Salary and benefits during the continuance of such disability.

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         Section 7. Vacations and Personal Days. The Employee shall be entitled to vacation and personal days in accordance with Corporation policy. The Employee's Salary shall be paid in full during his vacation and personal days. The Employee shall take his vacation at such time or times as the Employee and the Corporation shall determine is mutually convenient.

         Section 8. Consulting Agreement. In the event this Agreement expires in accordance with its terms or the Employee's employment is terminated Without Cause or voluntarily by the Employee, the Employee may, at his sole option, nevertheless elect to be engaged by the Corporation as a consultant on such terms and conditions as shall be mutually satisfactory to the Corporation and the Employee, provided that such consulting agreement shall provide (i) for a term of four (4) years commencing from the expiration of employment, (ii) that the Employee shall be compensated during the consulting period at a rate equal to the Consulting Rate, as hereinafter defined, and (iii) substantially the same terms and conditions as Section 12 hereof, except that the Restricted Period shall mean a period equal to the four (4) year consulting term. As used herein, the term "Consulting Rate" shall mean the following: (a) for the first twelve
(12) months of his consultancy, the Consulting Rate shall be a rate equal to (i) 90% of the Salary in effect as of the Employee's last day of employment (the "Last Salary") plus (ii) one-half of the Employee's Bonus pursuant to Section
4.1 hereof for the prior fiscal year (the "Last One-Half Bonus"), and (b) for each twelve (12) months thereafter, the Consulting Rate shall be determined by multiplying the Last Salary and the Last One-Half Bonus by the Applicable Percentage set forth in the schedule below as follows:


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                                                  Applicable Percentage
                                                  ---------------------

Second Period                                              80%
Third Period                                               70%
Fourth Period                                              60%

                  The Consulting Rate shall be payable semi-monthly less such deductions as shall be required to be withheld by applicable laws and regulations.

         Section 9. Disability Plan. In the event the Employee's employment is terminated due to Disability, the Employee shall be entitled to disability payments pursuant to the disability plan contained in this Section 9. Such disability payments shall be for a term of four (4) years commencing from the termination of employment due to the Employee's Disability. The Employee shall be compensated during the disability period at a rate equal to the Disability Rate, as hereinafter defined. The Employee shall remain subject to the same terms and conditions contained in Section 12 hereof, except that the Restricted Period shall mean a period equal to the four (4) year disability term plus an additional one (1) year. As used herein, the term "Disability Rate" shall mean the following: (a) for the first twelve (12) months of his disability period, the Disability Rate shall be a rate equal to (i) 90% of the Salary in effect as of the Employee's last day of employment (the "Last Salary") and (ii) one-half of the Employee's Bonus pursuant to Section 4.1 hereof for the prior fiscal year (the "Last One-Half Bonus"), and (b) for each twelve (12) months thereafter, the Disability Rate shall be determined by multiplying the Last Salary and the Last One-Half Bonus by the Applicable Percentage set forth in the schedule below as follows:

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                                                  Applicable Percentage
                                                  ---------------------


Second Period                                              80%
Third Period                                               70%
Fourth Period                                              60%

         The Disability Rate shall be payable bi-weekly less such deductions as shall be required to be withheld by applicable laws and regulations.

         Notwithstanding anything to the contrary contained herein, the Disability Rate during the disability period shall be reduced by any monies received by Employee pursuant to disability income policies maintained by the Corporation on behalf of the Employee.


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         Section 10. Change in Control.

                  10.1. Payment on Change in Control. In the event of Change in Control, as hereinafter defined, of the Corporation at any time during the term of the Employee's employment hereunder which is prior to the engagement of Employee as a consultant as provided in Section 8 hereof, followed by the Employee's employment hereunder being terminated for any reason whatsoever, including voluntary termination of the Employee within twenty-four (24) months of a Change in Control, by the Employee or the Corporation or its successor, the Corporation and/or its successor shall be obligated to furnish the Employee with an office consistent with the office provided to the Employee immediately prior to such termination at a comparable location for a period of one (1) year and to pay to the Employee a lump sum in an amount equal to three (3) times: (i) the Salary to be paid to the Employee pursuant to Section 4 hereof for the calendar year in which such termination occurs, plus (ii) the bonus declared payable to the Employee for the immediately preceding calendar year, and (iii) the amount credited to Deferred Compensation for the immediately preceding calendar year. The payment of the above amount shall be made as soon as practicable after Employee's termination of employment, but in no event more than thirty (30) days after termination and shall be in addition to any other payments to which the Employee may be entitled pursuant to Sections 4.7, 5 and 6 hereof. In addition, the Corporation shall: (i) continue to allow Employee to participate in the hospitalization, group health benefit and disability plans of the Corporation for 12 months from the date of Employee's termination of employment on the same terms and conditions as immediately prior to Employee's termination (or provide the equivalent thereof if such plans do not allow such participation), (ii) continue to pay to Employee the automobile allowance provided in Section 4.4 hereof until the end of the automobile lease then in effect (but not for more than three (3) years) and (iii) provide appropriate outplacement services the cost of which shall not exceed $15,000 as selected by the Employee for up to 12 months from the date of Employee's termination of employment. In the event it shall be determined that any payment or distribution to or for the benefit of the Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this paragraph of Section 10.1 (a "Payment")) is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") in connection with a Change in Control of the Corporation or any interest or penalties are incurred by the Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Employee shall be entitled to receive an additional payment (a "Gross-Up Payment") from the Corporation in an amount such that after payment by the Employee of all taxes including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and any Excise Tax imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

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                  10.2. Change in Control Defined. A "Change in Control" shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

                           (i) Acquisition of Stock by Third Party. Any Person (as hereinafter defined) is or becomes the Beneficial Owner (as hereinafter defined), directly or indirectly, of securities of the Company representing thirty-three percent (33%) or more of the combined voting power of the Corporation's then outstanding securities and such Person has initiated in the past or thereafter initiates actions or demonstrates an intent to influence or control the business, affairs or management of the Corporation or to cause the Corporation to enter into a transaction or series of transactions with such Person or a third party without the prior consent or request of the Board of Directors;

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                           (ii)     Change in Board of Directors. During any
                                    period of 12 months, individuals who at the beginning of such period constitute the Board, and any new director whose election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

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                           (iii)    Corporate Transactions. The effective date
                                    of a merger or consolidation of the
                                    Corporation with any other entity, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 51% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;

                           (iv)     Liquidation. The approval by the
                                    shareholders of the Corporation of a
                                    complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets; and

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                           (v)      Other Events. There occurs any other event
                                    of a nature that would be required to be reported in response to Item 6(e) of
                                    Schedule 14A of Regulation 14A (or a
                                    response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Corporation is then subject to such reporting requirement.

                           (vi)     Certain Definitions. For purposes of this
                                    Section 10, the following terms shall have the following meanings:

                           (a) "Exchange Act" shall mean the Securities Exchange
                  Act of 1934, as amended.

                           (b) "Person" shall have the meaning as set forth in
                  Section 13(d) and 14(d) of the Exchange Act; provided, however, that Person shall exclude (i) the Corporation, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, and (iii) any corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation.

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                           (c) "Beneficial Owner" shall have the meaning given
                  to such term in Rule 13d-3 under the Exchange Act: provided, however, that Beneficial Owner shall exclude any Person otherwise becoming a Beneficial Owner by reason of the shareholders of the Corporation approving a merger of the Corporation with another entity.

                  10.3. Coordination with Section 8. Notwithstanding anything to the contrary contained herein, the parties agree that in the event there is a Change in Control and Employee receives payments as provided in Section 10.1 hereof, then Employee shall not have an option to elect to be engaged by the Corporation as a consultant pursuant to the provisions of Section 8 hereof.


                                       20
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         Section 11. Disclosure of Confidential Information.

                           (a) The Employee hereby acknowledges that the
principal business of the Corporation is providing video and audio production and satellite and other distribution services to television and radio stations and Internet sites for corporations and other organizations seeking to communicate their news to the public; corporation consultation and production; distribution of public relations text, audio and video to news media and the general public via satellite, streaming media, cassette, wire or other means; distribution of press releases by the Internet, mail and facsimile; the maintenance of databases of media contacts for and on behalf of clients; analysis and written appraisal of public relations and public affairs campaigns as determined through press clipping review, either on paper, video or audio tape or electronic database searches and such other businesses as the Corporation may conduct from time to time (the "Business"). Employee acknowledges that he has and will be acquiring confidential information concerning the Corporation and the Business and that, among other things, his knowledge of the Business will be enhanced through his employment by the Corporation. Employee acknowledges that such information is of great value to the Corporation, is the sole property of the Corporation, and has been and will be acquired by him in confidence. In consideration of the obligations undertaken by the Corporation herein, Employee will not, at any time, during or after the term of this Agreement, reveal, divulge or make known to any person, any information which is treated as confidential by the Corporation and not otherwise in the public domain or previously known to him. Employee agrees that all materials or copies thereof containing confidential information of the Corporation in Employee's custody or possession will not, at any time, be removed from the Corporation's premises without prior written consent of an executive officer of the Corporation (except as reasonably necessary in the discharge of Employee's duties hereunder) and shall be delivered to the Corporation upon the earlier of (i) a request by the Corporation or (ii) the termination of Employee's employment with the Corporation. After such delivery, Employee shall not retain any such materials or copies thereof.

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                           (b) Employee agrees to make full and prompt
disclosure to the corporation of all inventions, improvements, discoveries, methods, developments, computer software (and programs and code) and works of authorship, whether not patentable or copyrightable, which were or are created, made, conceived or reduced to practice Employee or under Employee's direction or jointly with others during Employee's employment by the Corporation or during Employee's provision of services as an independent contractor to the Corporation, whether or not during normal working hours or on the premises of the Corporation (all of which are collectively referred to in this Agreement as "Developments").

                           (c) Employee also agrees to assign and, by executing
this Agreement, Employee does hereby assign, to the Corporation (or to any person or entity designated by the Corporation) all of the Employee's rights, titles and interests, if any, in and to all Developments and all related patents, patent applications, copyrights and copyright applications. However, this Section 11(c) shall not apply to Developments which (i) do not relate to the present or planned business or research and development of the Corporation and (ii) are made and conceived by the Employee: (A) at a time other than during normal working hours, (B) not on the Corporation's premises and (C) not using the Corporation's tools, devices, equipment or proprietary information. Employee understands that to the extent that the terms of this Agreement shall be construed in accordance with the laws of any state which precludes a requirement in an employee's agreement to assign certain classes of inventions made by an employee, this Section 11(c) shall be interpreted not to apply to any invention which a court rules and/or the Corporation agrees falls within such class or classes. Employee also agrees to waive all claims to moral and/or equitable rights in any Developments.

                           (d) Employee agrees to cooperate fully with the
Corporation, both during and after Employee's employment with the Corporation, with respect to the procurement, maintenance and enforcement of copyrights, patents and other intellectual property rights (both in the United States and foreign countries) relating to Developments. Employee agrees that he will sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights, and powers of attorney, which the Corporation may deem necessary or desirable in order to protect its rights and interests in any Development. Employee further agrees that if the Corporation is unable, after reasonable effort, to secure Employee's signature on any such papers, any executive officer of the Corporation shall be entitled to execute any such papers as Employee's agent and attorney-in-fact, and Employee hereby irrevocably designates and appoints each executive officer of the Corporation as Employee's agent and attorney-in-fact to execute any such papers on Employee's behalf, and to take any and all actions as the Corporation may deem necessary or desirable, in order to protect its rights and interests in any Development, under the conditions described in this sentence.

                           (e) The provisions of this Section 11 shall survive
Employee's employment hereunder for (i) a period of five (5) years commencing on the date this Agreement is terminated or (ii) three (3) years from the termination of the Employee's engagement as a consultant pursuant to Section 8 hereof, as the case may be.

         Section 12. Covenant Not To Compete.

                           (a) Employee recognizes that the services to be
performed by him hereunder are special, unique and extraordinary. The parties confirm that it is reasonably necessary for the protection of the Corporation that Employee agrees, and, accordingly, Employee does hereby agree, that he will not, directly or indirectly, in the Territory, as hereinafter defined, at any time during the Restricted Period, as hereinafter defined:

                                    (i)      engage in the Business for his
                                             account or render any services
                                             which constitute engaging in the
                                             Business, in any capacity to any
                                             entity; or become interested in any
                                             entity engaged in the Business
                                             either on his own behalf or as an
                                             officer, director, stockholder,
                                             partner, principal, consultant,
                                             associate, employee, owner, agent,
                                             creditor, independent contractor,
                                             or co-venturer of any third party
                                             or in any other relationship or
                                             capacity; or

                                    (ii)     employ or engage, or cause to
                                             authorize, directly or indirectly,
                                             to be employed or engaged, for or
                                             on behalf of himself or any third
                                             party, any employee, representative
                                             or agent of the Corporation; or

                                    (iii)    solicit, directly or indirectly, on
                                             behalf of himself or any third
                                             party, any client or vendor of the
                                             Corporation and its affiliates; or

                                    (iv)     have an interest as an owner,
                                             lender, independent contractor,
                                             co-venturer, partner, participant,
                                             associate or in any other capacity,
                                             render services to or participate
                                             in the affairs of, any business
                                             which is competitive with, or
                                             substantially similar to, the
                                             Business of the Corporation and its
                                             affiliates as presently conducted
                                             and as may be conducted by the
                                             Corporation during the Restricted
                                             Period.

                           (b) If any of the restrictions contained in this
Section 12 shall be deemed to be unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then after such restrictions have been reduced so as to be enforceable, in its reduced form this Section shall then be enforceable in the manner contemplated hereby.

                           (c) This Section 12 shall not be construed to prevent
Employee from owning, directly and indirectly, in the aggregate, an amount not exceeding two percent (2%) of the issued and outstanding voting securities of any class of any corporation whose voting capital stock is traded on a national securities exchange or in the over-the-counter market.

                           (d) Notwithstanding anything to the contrary set
forth in this Section 12 (i) the Employee shall not be prohibited from rendering services for news organizations, or public relations departments or public relations agencies; the Employee may act as a news reporter or manager for an entity whose primary function is journalism; (iii) the Employee may act as a member of the internal public relations staff of any corporation or entity who performs services for only that corporation or its affiliates, including parent corporations, subsidiaries, and joint ventures; and/or (iv) the Employee may act as an account executive or manager at a public relations agency directly serving that agency's clients. Notwithstanding the prior sentence, however, the Employee may not, render services, directly or indirectly, (i) for any organization, department, or affiliate of such news organizations, corporate public relations departments, or public relations agencies, whose primary purpose is to provide the production and distribution of video or audio news releases that are competitive with, or substantially similar to, the Business, and (ii) for any organization, department, or affiliate of such news organizations, corporate public relations departments, or public relations agencies, whose primary purpose is to provide the research and analysis of public relations and public affairs campaigns as determined through press clipping review, either on paper, video or audio tape or electronic database searches that are competitive with or substantially similar to the Business.

                           (e) The term "Restricted Period," as used in this
Section 12 shall mean: (i) the Term of this Agreement plus two (2) years; (ii) in the event of a termination without cause, one (1) year from the date of termination; (iii) in the event an Employee elects to be a consultant to the Corporation pursuant to Section 8, then the Restricted Period shall continue during the four (4) year term of the consulting agreement; (iv) in the event that the Employee ceased to be employed by the Corporation within twenty-four
(24) months after a Change in Control, then the Restricted Period shall terminate upon the date such employment ceased if the transaction or event which triggered the Change in Control was not approved in advance by the Board of Directors which Board of Directors was comprised of a majority of Continuing Directors (as such term is hereafter defined) or, if such transaction was approved in advance by such Continuing Directors, then the Restricted Period shall continue for two (2) years after such employment ceased. "Continuing Directors" as used in this Section 12 shall mean the persons who constitute the Board of Directors of the Corporation on the date hereof (together with their successors whose nominations were approved by a majority of such persons). Employee acknowledges that the Corporation markets its business worldwide and therefore the term "Territory" as used herein shall mean the entire world.

                           (f) The provisions of this Section 12 shall survive
the termination of Employee's employment hereunder and until the end of the Restricted Period as provided in Section 12 (e) hereof.

         Section 13. Rights and Remedies Upon Breach of Sections 11 or 12.

                  13.1. Return of Benefits. If the Employee breaches, or threatens to commit a breach of, any of the provisions of Sections 11 or 12 (the "Restrictive Covenants"), the Corporation shall have the right and remedy to require the Employee to account for and pay over to the Corporation all compensation, profits, monies, accruals, increments or other benefits (collectively, "Benefits") derived or received by him as the result of any transactions constituting a breach of the Restrictive Covenants, and the Employee shall account for and pay over such Benefits to the Corporation. In addition, if the Employee breaches or threatens to commit a breach of any of the Restrictive Covenants, (i) the Employee's unvested stock options shall immediately lapse and (ii) the Corporation shall have the right to purchase from the Employee the Employee's vested stock options for the book value of the shares of Common Stock underlying such vested options less the exercise price of such vested options. The Corporation may set off any amounts due to the Corporation under this Section 13.1 against any amounts owed to the Employee by the Corporation.

                  13.2. Injunctive Relief. Employee acknowledges that the services to be rendered under the provisions of this Agreement are of a special, unique and extraordinary character and that it would be difficult or impossible to replace such services. Accordingly, Employee agrees that any breach or threatened breach by him of Sections 11 or 12 of this Agreement shall entitle the Corporation, in addition to all other legal remedies available to it, to apply to any court of competent jurisdiction to enjoin such breach or threatened breach without posting a bond or showing special damages. The parties understand and intend that each restriction agreed to by Employee hereinabove shall be construed as separable and divisible from every other restriction, that the unenforceability of any restriction shall not limit the enforceability, in whole or in part, of any other restriction, and that one or more of all of such restrictions may be enforced in whole or in part as the circumstances warrant. In the event that any restriction in this Agreement is more restrictive than permitted by law in the jurisdiction in which the Corporation seeks enforcement thereof, such restriction shall be limited to the extent permitted by law.

         Section 14. Disclosure of Conflicts of Interest; Abstention from Speculation in Securities of the CORPORATION or Clients.

                  14.1. Conflicts of Interest; Speculation in Securities.

                           (a) In order to avoid actual or apparent conflicts of
interest, the Employee shall take all necessary actions to disclose to the Corporation any direct or indirect ownership or financial interest (i) in any company, person or entity which is a service provider to the Corporation or (ii) an actual or intended client of the Corporation.

                           (b) While the Employee is employed by the
Corporation, the Employee shall abstain from any direct or indirect acquisition of securities of (i) the Corporation, except as offered by the Corporation to the Employee as incentives, bonuses or options, or (ii) the Corporation's clients or customers, except as may be specifically approved in writing by the Corporation upon the Employee's prior written request; and from divulging or appropriating to the Employee's own use or to that of others any secret, confidential or proprietary information or knowledge regarding the Corporation, its clients or customers for the purpose of speculation in the securities of any of them.

                  14.2. General Requirements. The Employee shall observe such lawful policies of the Corporation as may from time-to-time apply.

                  14.3. Insider Trading. Considering that the Corporation is a publicly-traded corporation, the Employee hereby agrees that the Employee shall comply with the Corporation's existing policies on insider trading as set forth in the Corporation's Employee Handbook as well as any and all federal and state securities laws, including but not limited to those that relate to non-disclosure of information, insider trading and individual reporting requirements and shall specifically abstain from discussing the non-public aspects of the Corporation's business affairs with any individual or group of individuals (e.g., Internet chat rooms) who does not have a business need to know such information for the benefit of the Corporation.

         Section 15. Miscellaneous.

                  15.1. Assignment. The Employee may not assign or delegate any of his rights or duties under this Agreement.

                  15.2. Expenses of Negotiating this Agreement. The Corporation shall pay or reimburse Employee for all reasonable out-of-pocket attorney's fees incurred or paid by Employee in connection with the negotiation of this Agreement up to a maximum of $5,000.

                  15.3. Resignations. In the event Employee's employment is terminated for any reason whatsoever, Employee shall immediately resign as a director of the Corporation, its subsidiaries and affiliates.

                  15.4. Entire Agreement. This Agreement constitutes and embodies the full and complete understanding and agreement of the parties with respect to the Employee's employment by the Corporation, supersedes all prior understandings and agreements, including employment agreements, non-compete agreements and confidentiality agreements, if any, whether oral or written, between the Employee and the Corporation and shall not be amended, modified or changed except by an instrument in writing executed by the party to be charged. The invalidity or partial invalidity of one or more provisions of this Agreement shall not invalidate any other provision of this Agreement. No waiver by either party of any provision or condition to be performed shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time.

                  15.5. Binding Effect. This Agreement shall inure to the benefit of, be binding upon and enforceable against, the parties hereto and their respective successors and permitted assigns.

                  15.6. Captions. The captions contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  15.7. Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, postage prepaid, or overnight delivery to the party at the address set forth above or to such other address as either party may hereafter give notice of in accordance with the provisions hereof.

                  15.8. Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of New York applicable to contracts made and to be performed therein without giving effect to the principles of conflict of laws thereof. In the event of any dispute, controversy or claim arising out of any provision of this Agreement (excluding, however, any dispute, controversy or claim arising out of Section 12), then the parties hereby agree to submit such dispute, controversy or claim to arbitration and that the determination in such arbitration shall be final and binding. Arbitration shall be effected by a panel of three arbitrators in accordance with the commercial arbitration rules then in force of the American Arbitration Association, which shall administer the arbitration and act as appointing authority. In the event of any conflict between the rules and the provisions of this Section 15.8, the provisions of this Section 15.8 shall govern. Any such arbitration, including the rendering of an arbitration award, shall take place in New York, New York. The arbitrators shall interpret this Agreement in accordance with the substantive laws of the State of New York. The arbitrators shall have no power to add to, subtract from, or otherwise modify the terms of this Agreement or to grant injunctive relief of nature. Any judgment upon the award of the arbitrators may be entered in any court having jurisdiction thereof. The arbitrators shall have the discretion to award to the successful party to such arbitration any or all costs of such arbitration, including reasonable attorney's fees in connection with such arbitration.

                  15.9. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                                         MEDIALINK WORLDWIDE INCORPORATED

                                         By: /s/ Laurence Moskowitz
                                             -----------------------------------
                                         Name:  Laurence Moskowitz
                                         Title: Chairman, President and Chief
                                                Executive Officer

                                         /s/ J. Graeme McWhirter
                                         ---------------------------------------
                                         J. GRAEME McWHIRTER


                                       34